Exhibit 10.1
SECOND AMENDMENT TO
SECOND RESTATED REVOLVING CREDIT LOAN AGREEMENT
     This Second Amendment to Second Restated Revolving Credit Loan Agreement (this “Second Amendment”) is made as of the 28th day of July, 2008 by and among BANK OF AMERICA, N.A., a national banking association (“Lender”), and CHICO’S FAS, INC., a Florida corporation (“FAS”), CHICO’S RETAIL SERVICES, INC., a Florida corporation, formerly known as Chico’s Distribution, Inc., a Florida corporation (“Retail”), PAZO, INC., a Florida corporation (“Pazo”), WHITE HOUSE | BLACK MARKET, INC., a Florida corporation (“White House”), SOMA INTIMATES, LLC, a Florida limited liability company, formerly know as Soma by Chico’s, LLC, a Florida limited liability company (“Soma”), CHICO’S DISTRIBUTION SERVICES, LLC, a Georgia limited liability company, formerly known as Chico’s Real Estate, LLC, a Georgia limited liability company (“Real Estate”), and FITAPPCO, Inc., a Florida corporation (“FitAppCo”) (FAS, Retail, Pazo, White House, Soma, Real Estate and FitAppCo are referred to herein, individually, as “Obligor” and, collectively, as “Obligors”).
WITNESSETH
     WHEREAS, the Obligors and the Lender are party to a Second Restated Revolving Credit Loan Agreement dated as of June 23, 2005 (as amended, modified, supplemented or restated and in effect, the “Credit Agreement”);
     WHEREAS, the Obligors have requested that the Lender amend certain terms and conditions of the Credit Agreement; and
     WHEREAS, the Lender hereby agrees to amend certain terms and conditions of the Credit Amendment as set forth herein.
     NOW THEREFORE, it is hereby agreed as follows:
1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
2.	Amendments to Credit Agreement. The provisions of the Credit Agreement are hereby amended as follows:
     (a) The definition of “Revolving Credit Loan Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     “Revolving Credit Loan Maturity Date” shall mean June 1, 2010.
     (b) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

     (i) “Available Revolving Credit Loan Commitment” shall mean, as of any date of determination, an amount equal to (a) the Revolving Credit Loan Commitment, minus (b) the aggregate amount of all outstanding Letters of Credit, minus (c) the aggregate amount of all outstanding Advances.
     (ii) “Liquidity” shall mean, as of the date of determination, the result (so long as such result is a positive number) of (a) the Available Revolving Credit Loan Commitment, plus (b) Qualified Cash.
     (iii) “Qualified Cash” shall mean, as of any date of determination, the amount of unrestricted cash, cash equivalents and marketable securities of Obligors (as shown on the financial statements of Obligors) that is not subject to any lien, except in favor of Lender.
     (c) Section 2.4 f. of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“f. Principal on the Revolving Credit Note is due in full in a single payment on the Revolving Credit Loan Maturity Date. The Revolving Credit Note notwithstanding, Obligors shall repay such outstanding advances as are necessary to reduce the outstanding principal balance thereunder to the extent necessary so as not to exceed the Revolving Credit Loan Ceiling.”
     (d) Section 5.10 c. of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“c. To maintain, on a Consolidated Basis, a Funded Debt and Letter of Credit Exposure to EBITDAR ratio of (i) not greater than 4.50 to 1.00 for each of the fiscal quarters ending August 2, 2008 and November 1, 2008 and (ii) not greater than 4.00 to 1.00 for each of the fiscal quarters ending thereafter, in each case as measured at the end of each fiscal quarter, with EBITDAR calculated on a rolling four (4) quarter basis.”
     (e) The following new Section 5.10 e. is hereby added to the Credit Agreement immediately following Section 5.10 d.:
“e. To maintain Liquidity of not less than $150,000,000, measured as follows: (i) at the end of each fiscal quarter; (ii) on each date upon which an Advance(s) under the Revolving Credit Loan is requested; and (iii) at all times during which any Advance(s) under the Revolving Credit Loan are outstanding.”
3.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

     (a) This Second Amendment shall have been duly executed and delivered by the Obligors and the Lender. The Lender shall have received a fully executed copy of this Second Amendment.
     (b) All necessary consents and approvals to this Second Amendment shall have been obtained.
     (c) No Event of Default shall have occurred and be continuing, both before and immediately after giving effect to, the execution of this Second Amendment.
     (d) The Lender shall have received such other documents, instruments and agreements as the Lender may reasonably require in order to give effect to, and implement the terms and conditions of, this Second Amendment.
4.	Miscellaneous.
     (a) Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Obligors hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained, other than representations and warranties that relate solely to an earlier date and except for changes therein expressly permitted under the Loan Documents.
     (b) The Obligors shall pay all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with this Second Amendment, including, without limitation, all reasonable attorneys’ fees.
     (c) This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.
     (d) This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

OBLIGORS:

CHICO’S FAS, INC.

By:	/s/ Kent A. Kleeberger

Name:	Kent A. Kleeberger

Title:	Executive Vice President/CFO

CHICO’S RETAIL SERVICES, INC.

By:	/s/ Kent A. Kleeberger

Name:	Kent A. Kleeberger

Title:	Executive Vice President/CFO

PAZO, INC.

By:	/s/ Scott A. Edmonds

Name:	Scott A. Edmonds

Title:	President

WHITE HOUSE | BLACK MARKET, INC.

By:	/s/ Kent A. Kleeberger

Name:	Kent A. Kleeberger

Title:	Executive Vice President/CFO

SOMA INTIMATES, LLC

By:	/s/ Kent A. Kleeberger

Name:	Kent A. Kleeberger

Title:	Executive Vice President/CFO

[Second Amendment to Credit Agreement]

CHICO’S DISTRIBUTION SERVICES, LLC

By:	/s/ Kent A. Kleeberger

Name:	Kent A. Kleeberger

Title:	Executive Vice President/CFO

FITAPPCO, INC.

By:	/s/ Scott A. Edmonds

Name:	Scott A. Edmonds

Title:	President

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Kathleen Dimock

Name:	Kathleen Dimock

Title:	Managing Director

[Second Amendment to Credit Agreement]